EXHIBIT 10.26
CONFIDENTIAL TREATMENT REQUESTED
LONGRUN2 TECHNOLOGY LICENSE AGREEMENT
     This LongRun2 Technology License Agreement (“Agreement”) is made and entered into as of February 22, 2006 (“Effective Date”), by and between Transmeta Corporation, a Delaware corporation having its principal place of business at 3990 Freedom Circle, Santa Clara, CA 95054, U.S.A. (“Transmeta”), and Toshiba Corporation, a Japanese corporation having its principal place of business at 1-1, Shibaura 1-Chome, Minato-Ku, Tokyo 105-8001, Japan, including its wholly owned subsidiaries (“Toshiba”).
RECITALS
     A. Transmeta develops and sells software-based microprocessors and related hardware and software technologies.
     B. Transmeta has developed certain proprietary power management and related technologies, including Transmeta Technology (as defined below).
     C. Toshiba desires that Transmeta grant Toshiba a license under Transmeta’s Intellectual Property Rights (as defined below) in and to the Transmeta Technology, and Transmeta is willing to grant Toshiba such a license, subject to and in accordance with the terms and conditions of this Agreement, for Toshiba to use the Transmeta Technology with its 90nm, [* * *] and 22nm CMOS technology generations, and any intermediate (i.e., internode) generations thereof.
     D. Transmeta and Toshiba have agreed that the initial license rights that Transmeta grants to Toshiba will be limited to semiconductor devices with a minimum operating power [* * *], or devices with a maximum operating power [* * *], one choice of which Toshiba will make by [* * *]. Transmeta has agreed to grant Toshiba an option to extend the scope of such license rights to semiconductor devices of any operating power by notifying Transmeta and paying Transmeta an additional fee in accordance with the terms and conditions set forth in this Agreement.
     E. Toshiba desires that Transmeta provide Toshiba with certain technology transfer and technical support services related to the Transmeta Technology and Transmeta is willing to provide Toshiba with such services, subject to and in accordance with the terms of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	DEFINITIONS
1.1	“Foundry Service” means the service of manufacturing semiconductor wafers on behalf of third parties where the manufacturer provides the third parties with process information (such as design rules) and/or cell libraries, function block or macro (such as,

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	February 19, 2006

by way of example, but not limitation, a digital or analog block or cell library) to be incorporated into the wafers.

1.2	“Have Designed or Manufactured” means for Toshiba (or a sublicensed Toshiba Subsidiary (as defined below)) to contract with a third party or parties to perform designing or manufacturing functions for and on behalf of Toshiba (or the sublicensed Toshiba Subsidiary).

1.3	“Intellectual Property Rights” means Patents, mask work rights, copyrights, rights in trade secrets and know-how, and any other intellectual property rights recognized in any country or jurisdiction in the world, exclusive of rights in and to trademarks, trade names, logos, service marks, other designations of source and design patents and design patent applications.

1.4	“LongRun2 Products” means 90nm [* * *] and 22nm (and any intermediate (i.e., internode) generations thereof) CMOS integrated circuit semiconductor devices that are based on, manufactured utilizing, embody, implement, incorporate or practice the Transmeta Technology, in whole or in part.

1.5	“Field of Operating Power” means the fields of operating power of LongRun2 Products: (i) a minimum operating power of [* * *], or (ii) a maximum operating power of [* * *]. Toshiba shall notify Transmeta, by no later than [* * *], which of the foregoing fields will be the initial field of operating power that Toshiba will use.

1.6	“Patent(s)” means any patent(s) or patent application(s), worldwide, owned or controlled by a party at any time during the term of this Agreement, except for design patents and design patent applications.

1.7	“Toshiba Improvements” means any improvements, modifications, enhancements, extensions to or derivative works based upon the Transmeta Specific Technology, developed by or for Toshiba or a Toshiba Subsidiary by any employee, contractor, consultant or agent of Toshiba or a Toshiba Subsidiary who has had access to Transmeta Specific Technology pursuant to this Agreement or the Mutual NDA (dated * * *).

1.8	“Subsidiary” means any entity that a party controls. For purpose of this definition, “controls” means having: (i) ownership of more than fifty percent (50%) of the equity securities entitled to vote for the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); or (ii) the right to vote for or appoint a majority of the board of directors or other governing body of such entity. Any entity will be deemed to be a “Subsidiary” only so long as such control exists. Subsidiary(ies) of Toshiba will be referred to as “Toshiba Subsidiary(ies)” and those of Transmeta will be referred to as “Transmeta Subsidiary(ies)”.

1.9	“Transmeta Technology” means Transmeta’s proprietary power management and related technologies described in Exhibit A attached hereto, and including any improvements, modifications, enhancements, extensions thereto or derivative works based thereon, in whole or in part, developed by or for Transmeta or Transmeta Subsidiaries, that Transmeta provides to Toshiba pursuant to the terms of this Agreement.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	2

1.10	“Transmeta Technology Deliverables” means those items of Transmeta Technology specified in Exhibit A, attached hereto, that Transmeta will deliver to Toshiba in accordance with the terms of this Agreement.

1.11	“Transmeta Documents” means the documents included in the Transmeta Technology Deliverables specified in Exhibit A, attached hereto, that Transmeta will deliver to Toshiba pursuant to the terms of this Agreement.

1.12	“Transmeta Specific Technology” shall mean the Transmeta Technology that is specified in Exhibit B and as amended from time to time, by mutual agreement of the parties.

2.	LICENSES, LICENSE ROYALTIES AND NON-ASSERTION RIGHTS

2.1	License Grant. Subject to Toshiba’s compliance with all of the terms and conditions of this Agreement (including, without limitation, timely payment of all applicable fees, royalties and any other amounts payable hereunder), Transmeta hereby grants to Toshiba a worldwide, nonexclusive, nontransferable (except as specified in Section 12.1), non-sublicensable (except as specified in Section 2.3) and royalty-bearing (as specified in Section 2.5) license under all of Transmeta’s Intellectual Property Rights in and to Transmeta Technology to:
(a)	use, reproduce, modify, enhance, extend, improve and create derivative works based upon the Transmeta Technology, for Toshiba and third-party customers of Toshiba, for the purpose of designing, having designed and developing LongRun2 Products;

(b)	manufacture (and Have Designed or Manufactured), use, offer for sale, sell, export or import LongRun2 Products; provided, that unless and until Toshiba exercises the License Extension Option (defined in Section 2.2), the license rights granted under this Section 2.1(b) will be limited to LongRun2 Products in the initial Field of Operating Power which Toshiba elected to use and notified Transmeta thereof (as specified in Section 1.5); and

(c)	use, reproduce, modify, translate, summarize and distribute the Transmeta Documents, provided that Toshiba will comply with the confidentiality obligations hereunder to the extent Transmeta Confidential Information (as defined below) is included.
It is acknowledged and agreed by the parties that the rights and license granted under this Section expressly include the right and license for Toshiba to utilize any Transmeta Technology to provide Foundry Services to any third-party customers of Toshiba in order for such third-party customers to design and develop LongRun2 Products for exclusive manufacture by Toshiba solely for such third-party customers, and to use, offer for sale, sell, export or import such LongRun2 Products.

Toshiba / Transmeta LongRun2 Agreement	3

2.2	Option to Extend License Rights. Transmeta hereby grants Toshiba the option (the “License Extension Option”) to extend the scope of the license rights granted under Section 2.1(b) to the other Field of Operating Power not initially elected by Toshiba. Toshiba may exercise the License Extension Option only by complying with the notice and payment requirements set forth in Section 3.6. If Toshiba complies with such requirements, the license rights granted under Section 2.1(b) will extend to LongRun2 Products of any operating power.

2.3	Toshiba Subsidiaries. Toshiba has the right to sublicense any (or all) of the license rights granted in Section 2.1 to any Toshiba Subsidiary. Toshiba, however, hereby guarantees the compliance by each and every such Toshiba Subsidiary with the terms and conditions of this Agreement, and Toshiba and such Toshiba Subsidiaries shall be jointly and severally liable for any breach thereof by any such Toshiba Subsidiary.

2.4	License Restrictions.
(a)	Restrictions on Have Designed or Manufactured Rights. Toshiba acknowledges that any exercise of its “Have Designed or Manufactured” rights under Section 2.1 is expressly contingent upon Toshiba entering into a written agreement with its contract designer(s) or manufacturer(s) for the design or manufacture of LongRun2 Products (a “Contract Manufacturing Agreement”). Each Contract Manufacturing Agreement that Toshiba enters into shall contain provisions that protect Transmeta’s Intellectual Property Rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta Confidential Information to at least the same extent as the terms and conditions of this Agreement. Toshiba will use its commercially reasonable efforts to enforce each such Contract Manufacturing Agreement with at least the same degree of diligence used by Toshiba to enforce similar agreements for its own products. Toshiba will promptly notify Transmeta in writing of any breach of any such Contract Manufacturing Agreement by a Toshiba contract designer or manufacturer relating to the Transmeta Technology, Transmeta Technology Deliverables or Transmeta Confidential Information of which Toshiba becomes aware. Subject to Section 11, Toshiba will be liable for any and all losses or damages of any kind suffered or incurred by Transmeta arising out of or relating to any such breach.

(b)	Specific Restrictions. Without limiting any restrictions or other limitations specified in Section 2.4(a) above, Toshiba further acknowledges that, in no event shall Toshiba or a sublicensed Toshiba Subsidiary authorize or permit a Toshiba contract designer or manufacturer to design, manufacture, use, offer to sale, sell, or import a LongRun2 Product for or on behalf of any party other than Toshiba or a sublicensed Toshiba Subsidiary, as applicable.

Toshiba / Transmeta LongRun2 Agreement	4

(c)	Limited Rights. Toshiba’s rights in the Transmeta Technology, Transmeta Technology Deliverables and Transmeta Confidential Information will be limited to those expressly granted in this Agreement. Transmeta reserves all rights in and to the Transmeta Technology, Transmeta Technology Deliverables and Transmeta Confidential Information not expressly granted to Toshiba hereunder. For the avoidance of doubt, Toshiba acknowledges and agrees that it may not use, reproduce Transmeta Technology Deliverables or Transmeta Confidential Information, or manufacture (or Have Designed or Manufactured), offer for sale, sell, export or import any LongRun2 Products, except as expressly authorized in this Agreement.

(d)	Use of Toshiba Improvements. For the avoidance of doubt, Toshiba owns all right, title, and interest in and to the Toshiba Improvements, and Toshiba may create, use, reproduce, grant, assign or transfer rights to Toshiba Improvements to any third party, or otherwise dispose of unless expressly prohibited in this Agreement.
2.5	Royalties. For each LongRun2 Product manufactured by or for Toshiba or sublicensed Toshiba Subsidiaries that is based on, manufactured utilizing, embodies, implements, incorporates or practices any Transmeta Specific Technology, Toshiba will pay Transmeta the non-refundable royalties calculated in accordance with the royalty schedule set forth in Exhibit E. Royalties shall accrue upon the date of completion of sale of each of such LongRun2 Product. Within [* * *] after: (i) the end of each calendar quarter during the term of this Agreement in which the royalty accrues and (ii) the termination of this Agreement, Toshiba shall submit to Transmeta the payment of royalties due as shown in the Royalty Report (as defined in Section 5.2 below). Both parties acknowledge that any semiconductor device, which is not based on, is not manufactured utilizing, does not embody, implement, incorporate or practice Transmeta Specific Technology, shall not be subject to royalty payment hereunder. If dispute arises over whether any technologies used by Toshiba include Transmeta Specific Technology or not, both parties shall discuss and solve the dispute in good faith. For the avoidance of doubt, no royalty shall be payable with respect to a specific LongRun2 Product if Toshiba can demonstrate to Transmeta’s reasonable satisfaction that the Transmeta Specific Technology embodied in such product is not functional and cannot be removed without Toshiba’s expenditure of undue expense.

2.6	Non-Assertion by Toshiba of Patent Rights in Toshiba Improvements. Subject to Transmeta’s compliance with all of the terms and conditions of this Agreement and the condition that Transmeta, Transmeta Subsidiaries and Transmeta’s other licensees shall covenant not to sue for infringement or otherwise assert rights in any of their Patents in or to their improvements equivalent to Toshiba Improvements against Toshiba, Toshiba Subsidiary, its contract designer, manufacturer, distributor and customer, Toshiba, on behalf of itself and all sublicensed Toshiba Subsidiaries, hereby covenants not to sue for infringement of or otherwise assert rights in any of its Patents in or to Toshiba Improvements against:

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	5

(a)	Transmeta and Transmeta Subsidiaries on the grounds that they are making, using, selling, offering for sale, importing LongRun2 Products, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Toshiba Improvement.

(b)	distributors and customers (including but not limited to end-user customers) of Transmeta and Transmeta Subsidiaries on the grounds that such parties are making, using, selling, offering for sale, or importing LongRun2 Products, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Toshiba Improvement; and

(c)	contract manufacturers of Transmeta and Transmeta Subsidiaries on the grounds that such manufacturers are manufacturing LongRun2 Products solely for Transmeta or Transmeta Subsidiaries, but only with respect to those features, techniques or functionalities of a LongRun2 Product that implement, incorporate, embody or are based on a Toshiba Improvement.
2.7	Additional Patent Licensing. At Transmeta’s request, at any time during the term of this Agreement, Toshiba will negotiate with Transmeta in good faith (but not be obligated to agree to) the granting of a license under any Toshiba Patent related to Transmeta’s LongRun2 Products. The terms of such license, including any applicable royalty, will be on a reasonable and non-discriminatory basis, and if agreed upon, will be documented in a separate agreement.

3.	TECHNOLOGY TRANSFER FEES

3.1	Transmeta Obligations: Subject to Toshiba’s payment of the technology transfer fee in accordance with Section 3.5 below, during the period following the Effective Date through [* * *] (the “Technology Transfer Services Period”), Transmeta will deliver to Toshiba: (i) the Transmeta Technology Deliverables as set forth in Exhibit A; and (ii) certain technology training as set forth in Exhibit D in accordance with the terms specified in Exhibit D (“Technology Transfer Training”) as soon as can be mutually agreed. Transmeta will make delivery of the Transmeta Documents identified in Documents 1 through 14 of Exhibit A by [* * *]. Unless otherwise agreed in writing between the parties, Transmeta will have no obligation to provide additional deliverables or training of any kind after the expiration of the Technology Transfer Services Period. The parties acknowledge and agree that any Transmeta Technology, other than the technology described in Exhibit A, will be delivered solely at Toshiba’s request, and solely to the Toshiba personnel identified in Exhibit G. Toshiba may update Exhibit G by reasonable prior notice to Transmeta.

3.2	Maintenance Services. During the Technology Transfer Services Period, Transmeta will provide or make available to Toshiba the maintenance services, as specified in Exhibit C (“Maintenance Services”). For the performance of Maintenance Services, Toshiba will pay Transmeta [* * *], which fee will be payable within [* * *] following the execution

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	6

of this Agreement. Transmeta will provide Toshiba with monthly report on how much of the above-mentioned fee will be used for specific Maintenance Service to be provided in the following month. After that period, at Toshiba’s request, the parties will negotiate in good faith the terms and conditions (including fees) with respect to Transmeta’s provision of additional Maintenance Services.

3.3	Provision of Transmeta Technology “AS IS”. The Transmeta Technology, Transmeta Technology Deliverables, Technology Transfer Training, Technical Support Services and Maintenance Services are provided “AS IS”.

3.4	Acknowledgement of Confidential Information. Toshiba acknowledges that the Transmeta Technology, Transmeta Technology Deliverables, Technology Transfer Training, Technical Support Services and Maintenance Services contain and will disclose to Toshiba certain highly valuable trade secrets of Transmeta, as provided for in Section 7.

3.5	Technology Transfer Fee. In consideration of Transmeta’s delivery of the Transmeta Technology Deliverables and Technology Transfer Training pursuant to Section 3.1 during the Technology Transfer Services Period, Toshiba will pay Transmeta a one-time technology transfer fee of [* * *], which fee will be payable (i) within [* * *] following the execution of this Agreement or (ii) by [* * *], whichever is later. The technology transfer fee payable by Toshiba hereunder is non-refundable, and is not creditable against the royalties which may become payable by Toshiba under Section 2.5. This payment is in no way dependent upon Toshiba successfully manufacturing a LongRun2 Product or “bringing up” a LongRun2 Product production process.

3.6	License Extension Option Fee. In order to exercise the License Extension Option, Toshiba must notify Transmeta thereof in writing by no later than [* * *] and pay to Transmeta the applicable License Extension Option Fee of [* * *], which fee will be payable no later than [* * *]. If Toshiba fails to notify Transmeta of its desire to exercise the License Extension Option by [* * *], then the License Extension Option will automatically expire.

3.7	Technical Support Services. Transmeta will provide or make available to Toshiba the technical support services, as specified in Exhibit D (“Technical Support Services”). In consideration of Transmeta providing Technical Support Services, Toshiba will pay Transmeta fees in accordance with the terms and conditions (including timing) set forth in Exhibit D, which terms and conditions may be re-negotiated from time to time by the parties. The fees for Technical Support Services payable by Toshiba hereunder are non-refundable and non-recoupable, and are not creditable against the royalties which may become payable by Toshiba under Section 2.5. If Toshiba cancels Technical Support Services upon at least [* * *] notice, the fees payable by Toshiba will be pro-rated based on the period for which Transmeta has performed (and continues to perform) such Technical Support Services until such scheduled cancellation date.

3.8	For the avoidance of doubt, information regarding the use and exploitation of the Transmeta Technology, which is disclosed by any other Transmeta Technology licensee

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	7

to Toshiba in accordance with Section 7.2 (iii), shall not be considered as any technology transfer pursuant to this Agreement, and Toshiba may fully use such information subject to a 3-party confidentiality agreement between Transmeta, Transmeta licensee and Toshiba. Notwithstanding the foregoing, to the extent that any information disclosed by a Transmeta Technology licensee to Toshiba would be considered Transmeta Specific Technology if such information is included in Exhibit B and Transmeta had provided such information directly to Toshiba, then such information will be deemed to be Transmeta Specific Technology for all purposes of this Agreement, and Toshiba’s rights to use such information will be solely as set forth in this Agreement.

4.	PAYMENT, INTEREST AND TAXES

4.1	Payment Method. All payments by Toshiba shall be made in U.S. dollars by wire transfer to the bank account to be separately designated in writing by Transmeta.

4.2	Interest and Other Payment Terms. Any payments made after the applicable due date will incur interest at the rate of [* * *]. All amounts specified in this Agreement will be paid in U.S. dollars and will not be subject to setoff against any amounts of claims that Transmeta owes to Toshiba under this Agreement or under any other agreement.

4.3	Taxes. Toshiba will pay any and all national, state, prefecture, city, local and other excise, sales, use, value-added and other taxes and duties imposed by any and all applicable laws and regulations in Japan in respect of the payments made under this Agreement or otherwise arising out of this Agreement, other than taxes based upon Transmeta’s net income. If it is required under applicable law, Toshiba may pay, on Transmeta’s behalf, any withholding taxes that are required to be paid under applicable law. In this event, Toshiba will furnish Transmeta with written documentation of such payments, including but not limited to receipts, of any and all such taxes paid by Toshiba.

5.	RECORDS AND AUDIT REQUIREMENTS

5.1	Records. For [* * *] after the completion of each calendar quarter, Toshiba will maintain complete and accurate books, records and accounts as are reasonably necessary to verify the royalty payments made by Toshiba hereunder.

5.2	Reports. Within [* * *] after (i) the end of each calendar quarter during the term of this Agreement; and (ii) the termination of this Agreement, Toshiba will furnish to Transmeta a written report specifying the royalties owed for the relevant period (“Royalty Report”). If no royalties are due, that fact will be shown on such Royalty Report. The content, form and format of such Royalty Reports will be as mutually agreed to by the parties, but will include, at a minimum, the quantity of each royalty-bearing LongRun2 Product.

5.3	Audit. During the term of this Agreement and for a period of [* * *] thereafter, upon at least [* * *] prior written notice to Toshiba, Transmeta will have the right, at its own cost and expense, to authorize an internationally recognized certified public accounting firm as agreed by Toshiba, with Toshiba’s prior consent which will not be unreasonably withheld or delayed, to audit Toshiba’s books, records, and accounts, and other relevant information for the purpose of verifying the accuracy of the amount of royalties reported

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	8

by Toshiba in Royalty Reports pursuant to Section 5.2, provided that such audit shall be conducted during the normal business hours of Toshiba and no more frequently than once a year. If the accounting firm concludes that additional amounts were owed during the audited period, Toshiba will pay such additional amounts plus interest calculated in accordance with Section 4.2, within [* * *] of the date Transmeta delivers the accounting firm’s written report to Toshiba. Transmeta will pay the fees and expenses charged by the accounting firm; provided however, if the audit discloses that the royalties payable by Toshiba for the audited period are more than [* * *] of the amounts actually paid for such period, then Toshiba will pay the reasonable fees and expenses charged by the accounting firm. In the event the audit reveals an overpayment by Toshiba, said amount shall be credited against the next royalty payment to be made by Toshiba. Transmeta shall provide Toshiba with a copy of any report prepared by the accounting firm within [* * *] of the receipt of the same.

6.	TERM AND TERMINATION

6.1	Term. This Agreement will begin on the Effective Date and will remain in force unless and until terminated in accordance with Section 6.2.

6.2	Termination. Either party may terminate this Agreement if the other party breaches any material term or condition of this Agreement that fails to cure such breach within [* * *] following receipt of written notice from the non-breaching party.

6.3	Effect of Termination. Upon the termination of this Agreement by either party pursuant to Section 6.2: (i) except as otherwise expressly provided in this Agreement, all licenses and rights granted to Toshiba,; (ii) Toshiba shall promptly return to Transmeta or destroy all Transmeta Confidential Information and all Transmeta Technology Deliverables in its possession or control and provide Transmeta with an officer’s written certification, certifying to the return or destruction of all such Transmeta Confidential Information and Transmeta Technology Deliverables, provided that Toshiba (and sublicensed Toshiba Subsidiaries) may retain a reasonable number of copies thereof necessary for the provision of maintenance services to its then existing customers to which Toshiba and/or Toshiba Subsidiaries had already sold the LongRun2 Products; and (iii) Transmeta shall promptly return to Toshiba or destroy all of Toshiba Confidential Information that Transmeta may have obtained through the course of this Agreement, and provide Toshiba with an officer’s written certification, certifying to the return or destruction of all such Confidential Information.

6.4	Survival. Toshiba’s obligation to pay any accrued unpaid amounts due to Transmeta will survive termination of this Agreement in case of termination for any reason. The rights and obligations of the parties under Sections 1, 2.4, 2.6 (except if Toshiba terminates this Agreement pursuant to Section 6.2), 3.3, 4, 5, 6.3, 6.4, 7, 8, 9, 10, 11 and 12 of this Agreement also will survive the termination of this Agreement for any reason. The license rights granted by Transmeta under Sections 2.1 and 2.3 will survive termination of this Agreement by either party pursuant to Section 6.2 with respect to any and all LongRun2 Products sold and invoiced by Toshiba or a sublicensed Toshiba Subsidiary prior to the effective date of termination and, subject to Toshiba’s payment of the

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	9

applicable royalties in accordance with the terms of this Agreement, any LongRun2 Products manufactured by Toshiba or a sublicensed Toshiba Subsidiary prior to the effective date of termination.

7.	CONFIDENTIALITY

7.1	Confidential Information. “Confidential Information” means any business or technical information that a party hereto desires to protect against unauthorized use or disclosure that: (i) is disclosed in writing and is identified and/or marked by the disclosing party as Confidential Information at the time of disclosure; or (ii) is disclosed orally or in other intangible form, is identified as confidential at the time of disclosure and is confirmed by disclosing party in writing within thirty (30) days of its initial disclosure. Without limiting the generality of the foregoing, Confidential Information may include, but is not limited to, any information relating to business processes, operations, product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and the terms and conditions of this Agreement.

7.2	Use and Disclosure Restrictions. For a period [* * *] from the date of receipt of each item of Confidential Information, or for a certain period to be agreed by both parties in the case either party needs longer confidential obligation period for specific information, neither party will use the other party’s Confidential Information except for the purposes of exercising its rights and fulfilling its obligations hereunder, and will not disclose such Confidential Information to any third party except to its employees and consultants as is reasonably required in connection with the exercise of its rights and the fulfillment of its obligations under this Agreement (and, in case of any consultants, only subject to binding use and disclosure restrictions at least as protective as those set forth herein to be executed in writing by such consultants). In addition, Toshiba may disclose Transmeta Confidential Information to any (i) Toshiba Subsidiary to which Toshiba grants a sublicense pursuant to Section 2.3 hereof, (ii) to any third-party designer or manufacturer of Toshiba or such a sublicensed Toshiba Subsidiary for the purpose of exercising its rights under Section 2.1(b), (iii) to any other Transmeta licensee of the Transmeta Technology solely for the purpose of Toshiba and such licensee discussing and sharing information regarding the use and exploitation of the Transmeta Technology , provided that Toshiba, Transmeta and such licensee have first entered into a 3-way confidentiality agreement; and (iv) to any third-party customer of Toshiba or such a sublicensed Toshiba Subsidiary for the purpose of exercising its rights under Section 2.1; provided, that prior to any such disclosure, each such third party customer must execute a written non-disclosure agreement with Toshiba that contains use and disclosure restrictions at least as protective as those set forth herein. For the avoidance of doubt, in no event will either party have the right to disclose the terms and conditions of this Agreement, including, without limitation, any exhibits hereto, to any other Transmeta licensee of the Transmeta Technology. Each party will use all reasonable efforts to protect and to maintain the confidentiality of all of the other party’s Confidential Information in its possession or control by using the efforts that such party ordinarily uses with respect to its own proprietary information of similar nature and importance, but in no event less than reasonable efforts. The foregoing obligations will not restrict either party from disclosing

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	10

the terms of this Agreement or other Confidential Information: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the party required to make such a disclosure gives reasonable notice to the other party, to the extent reasonably practicable, so that the other party may contest such an order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations, provided that the party required to make such a disclosure only discloses that Confidential Information or those portions of this Agreement, as the case may be, that legal counsel to that party advises are legally required to be disclosed and exercises commercially reasonable efforts to obtain confidential treatment of such Confidential Information or the other portions of this Agreement; and (iv) subject to execution of written confidentiality agreements no less restrictive than those set forth herein, to present or future providers of capital and/or potential investors in or acquirers of such party or its assets associated with the subject matter of this Agreement.

7.3	Exclusions. The obligations set forth in Section 7.2 will not apply to any information that: (i) is or becomes generally known to the public through no fault or breach of this Agreement by the receiving party; (ii) the receiving party can document was rightfully known to the receiving party at the time of disclosure without an obligation of confidentiality; (iii) the receiving party can document was independently developed by the receiving party without use of the disclosing party’s Confidential Information; or (iv) the receiving party rightfully obtains from a third party without restriction on use or disclosure.

7.4	Residuals. Notwithstanding anything else in this Agreement, however, each party’s employees shall be entitled to use, without restriction (subject to the confidentiality obligations in Section 7, but not restricted to the above use restriction) or royalty for any purpose, the other party’s Confidential Information (excluding Transmeta Specific Technology, but including such Transmeta Specific Technology as has been confirmed by Toshiba to be not used for practicing any rights and licenses provided for under this Agreement) retained in such employee’s unaided memory as a result of rightful access to another party’s Confidential Information pursuant to this Agreement, subject only to the other party’s patents, copyrights, or mask work rights. An employee’s memory will be considered to be unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining it and subsequently using or disclosing it. Nothing in this Agreement will restrict any party’s right to assign or reassign its employees, including without limitation those who have had access to the other party’s Confidential Information, to any project in its discretion.

7.5	Independent Development. Transmeta acknowledges that Toshiba may currently be developing technology that is similar to the Transmeta Technology. Accordingly, nothing in this Agreement will be deemed to limit Toshiba’s right to independently develop technology that is similar to the Transmeta Technology. For the purposes hereof, technology will be deemed to be independently developed if and only if it is developed by Toshiba employees or contractors without use of actual access to any Transmeta Technology or Transmeta Confidential Information, subject to Section 7.4.

Toshiba / Transmeta LongRun2 Agreement	11

8.	OWNERSHIP

8.1	Transmeta Ownership. Toshiba acknowledges and agrees that, as between Transmeta and Toshiba, Transmeta owns all right, title, and interest in and to the Transmeta Technology Deliverables, Transmeta Technology and Transmeta Confidential Information, including all Intellectual Property Rights therein.

8.2	Toshiba Ownership. Transmeta acknowledges and agrees that, as between Toshiba and Transmeta, Toshiba owns all right, title, and interest in and to the Toshiba Improvements and Toshiba Confidential Information, including all Intellectual Property Rights therein.

8.3	Proprietary Notices. Each party will not delete or in any manner alter the patent, copyright, trademark, and other proprietary rights notices of the other party (and its suppliers, if any) appearing on the documents (including but not limited to the Transmeta Technology and/or Transmeta Technology Deliverables, Toshiba Improvements), as provided or otherwise made available by the other party hereunder. Each party shall reproduce such notices on all copies it makes of the documents, as permitted hereunder.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Warranty of Authority. Each party represents and warrants to the other party that it has the necessary corporate power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights herein granted.

9.2	Warranty Disclaimer of Transmeta. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRANSMETA SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS WITH RESPECT TO THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES, TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES AND MAINTENANCE SERVICES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR NON-INFRINGEMENT, EVEN IF TRANSMETA HAS BEEN MADE AWARE OF ANY PARTICUAR TOSHIBA REQUIREMENTS.

9.3	Warranty Disclaimer of Toshiba. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TOSHIBA SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS REGARDING TOSHIBA IMPROVEMENTS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY, OR NON-INFRINGEMENT, EVEN IF TOSHIBA HAS BEEN MADE AWARE OF ANY PARTICUAR TRANSMETA REQUIREMENTS.

10.	INFRINGEMENT INDEMNITY

Toshiba / Transmeta LongRun2 Agreement	12

10.1	Transmeta Obligations. Subject to Sections 10.2, 10.3, and 10.5, Transmeta will, at its expense: (i) defend any third-party action or proceeding brought against Toshiba (or a Toshiba Subsidiary) to the extent that it is based upon a claim that the Transmeta Technology and/or Transmeta Technology Deliverables, as provided by Transmeta to Toshiba under this Agreement, infringes or misappropriates any Intellectual Property Rights of any third party; and (ii) settle such claim and pay any costs, damages and reasonable attorneys’ fees attributable to such claim incurred by Toshiba and/or Toshiba Subsidiaries in relation to this claim or that are payable in a settlement approved in advance and in writing, by Transmeta, provided, however, that Transmeta shall not enter into any settlement that would impose any obligations or liability upon Toshiba, without Toshiba’s prior written consent.

10.2	Toshiba Obligations. Subject to Sections 10.1 and 10.3, Toshiba will, at its expense: (i) defend any third-party action or proceeding brought against Transmeta to the extent that it is based on a claim arising out of or resulting from an Indemnity Exclusion (as defined in Section 10.5) and (ii) settle such claim and pay any costs, damages and reasonable attorneys’ fees attributable to such claim incurred by Transmeta in relation to this claim or that are payable in settlement approved in advance and in writing, by Toshiba, provided, however, that Toshiba shall not enter into any settlement that would impose any obligations or liability upon Transmeta, without Transmeta’s prior written consent.

10.3	Conditions to Defense Obligations. For the purposes hereof, the “Defending Party” means the party requested to defend the other party under Section 10.1 or 10.2, as the case may be, and the “Defended Party” means the party making such a request. The Defending Party will have no obligations to the Defended Party under this Section 10 unless the Defended Party: (i) provides the Defending Party with prompt written notice of the claim; (ii) provides the Defending Party with all reasonable information and assistance, at the Defending Party’s expense, to defend or settle the claim; and (iii) (subject to the provisos as set forth in Sections 10.1 (ii) and 10.2 (ii)), grants the Defending Party authority and sole control of the defense and settlement of the claim. The Defended Party reserves the right to retain counsel, at the Defended Party’s expense, to participate in the defense and settlement of any such claim.

10.4	Injunctions. If Toshiba’s use of the Transmeta Technology and/or Transmeta Technology Deliverables is, or in Transmeta’s opinion is likely to be, enjoined due to a claim of the type specified in Section 10.1 above, then Transmeta will, at its sole option and expense: (i) procure for Toshiba the right to continue using the Transmeta Technology and/or Transmeta Technology Deliverables under the terms of this Agreement; and/or (ii) replace or modify the Transmeta Technology and/or Transmeta Technology Deliverables to make it non-infringing but substantially equivalent in function; or (iii) if options (i) and (ii) above cannot be accomplished despite Transmeta’s best efforts, then Transmeta shall pay to Toshiba compensatory damages incurred by Toshiba due to such injunctions, subject to the limitation of Section 11 of this Agreement.

10.5	Exclusions. Notwithstanding the terms of Section 10.1, Transmeta will have no liability for any infringement or misappropriation claim of any kind to the extent it results from:

Toshiba / Transmeta LongRun2 Agreement	13

(i) modifications to the Transmeta Technology or Transmeta Technology Deliverables not made by Transmeta or a party authorized in writing by Transmeta, if a claim would not have occurred but for such modifications; (ii) the combination, operation or use of the Transmeta Technology or Transmeta Technology Deliverables with any data, software, products or devices not provided by Transmeta or in connection with processes not provided by Transmeta, if a claim would not have occurred but for such combination, operation or use; (iii) Toshiba’s failure to use updated or modified versions of the Transmeta Technology or Transmeta Technology Deliverables provided by Transmeta to avoid a claim; (iv) use of the Transmeta Technology or Transmeta Technology Deliverables by or on behalf of Toshiba or any Toshiba Subsidiary in breach of this Agreement; or (v) use of the Transmeta Technology or Transmeta Technology Deliverables in any manner that would cause Transmeta to continue to incur liability to a third party with respect to an infringement or misappropriation claim after notice from Transmeta to cease use thereof. The foregoing clauses (i) through (v) are referred to collectively as the “Indemnity Exclusions”).

10.6	Sole Remedy. AS BETWEEN TRANSMETA AND TOSHIBA, THE PROVISIONS OF THIS SECTION 10 SET FORTH EACH PARTY’S SOLE AND EXCLUSIVE OBLIGATIONS, AND THE OTHER PARTY’S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO ANY THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT OR MISAPPROPRIATION CLAIMS OF ANY KIND RELATED TO THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES, LONGRUN2 PRODUCTS, TOSHIBA IMPROVEMENTS, AND ANY TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES AND MAINTENANCE SERVICES PROVIDED BY OR FOR TRANSMETA OR TOSHIBA UNDER THIS AGREEMENT.

11.	LIMITATION OF LIABILITY

11.1	Exclusion of Damages. NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, DATA, BUSINESS, PROFITS, OR GOODWILL) IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE USE OF THE TRANSMETA TECHNOLOGY, TRANSMETA TECHNOLOGY DELIVERABLES OR FROM TECHNOLOGY TRANSFER TRAINING, TECHNICAL SUPPORT SERVICES OR MAINTENANCE SERVICES PERFORMED BY TRANSMETA UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. Except for the exclusions for punitive or exemplary damages, which will apply in all events, the foregoing exclusions will not apply to or restrict in any manner: (a) either party’s liability arising from a breach of Section 7; (b) either party’s liability arising out of any infringement, misappropriation or violation of the other party’s Intellectual Property Rights; or (c) Toshiba’s liability arising from a breach of Section 2.4.

Toshiba / Transmeta LongRun2 Agreement	14

11.2	Total Liability. IN NO EVENT WILL EITHER PARTY’S TOTAL LIABILITY TO THE OTHER PARTY IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND THEORIES OF LIABILITY, EXCEED [* * *]. Except for the exclusions for punitive or exemplary damages, which will apply in all events, the foregoing limitation will not apply to or restrict in any manner: (a) Toshiba’s liability arising from any breach of Sections 7; (b) Toshiba’s liability arising out of any infringement, misappropriation or violation of the other party’s Intellectual Property Rights under this agreement; or (c) Toshiba’s liability arising from any breach of Section 2.4., on the condition that IN NO EVENT WILL TOSHIBA’S TOTAL LIABILITY TO TRANSMETA IN CONNECTION WITH, ARISING OUT OF, OR RELATING TO THE ABOVE SPECIFIED EVENTS, FROM ALL CAUSES OF ACTION AND THEORIES OF LIABILITY, EXCEED [* * *].

11.3	Acknowledgment. Each party acknowledges that the other party has entered into this Agreement in reliance on the above limitations of liability, and that the same constitute a material basis of the bargain between the parties. The parties have agreed that the limitations specified above will survive any expiration or termination of this Agreement and will apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

12.	GENERAL PROVISIONS

12.1	Assignment. Neither party may assign or transfer this Agreement and/or any rights and/or obligations hereunder, in whole or in part, whether by operation of law or otherwise, without the other party’s express prior written consent, which consent will not be unreasonably delayed or withheld; provided that any such assignee or transferee shall agree in writing to be bound by the terms and conditions of this Agreement. Any attempt to assign or transfer this Agreement, without such consent, will be null and void and without effect. Notwithstanding the foregoing, either party may assign or transfer this Agreement, without the other party’s consent, to a third party that succeeds to all or substantially all of its assets or related business (whether by sale, merger, operation of law or otherwise), and Transmeta may so assign this Agreement to an assignee or transferee of, or successor in interest to, Transmeta’s rights to license the Intellectual Property Rights in and to the Transmeta Technology; provided that any such assignee, transferee or successor agrees in writing to be bound by the terms and conditions of this Agreement. For the avoidance of doubt, any rights granted to Transmeta in Section 2.6 in this Agreement shall be granted solely to Transmeta and shall not be assigned or transferred to any party without Toshiba’s prior written consent. Subject to the foregoing, the rights and obligations of the parties will be binding upon and inure to the benefit of the parties’ permitted successors and lawful transferees and assigns.

12.2	Independent Contractors. In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	15

12.3	Equitable Relief. Each party acknowledges and agrees that any breach of this Agreement with respect to the other party’s Intellectual Property Rights or Confidential Information may cause such other party to incur irreparable harm and significant injury that would be difficult to ascertain and would not be compensable by damages alone. Accordingly, each party acknowledges and agrees that, in addition to any and all remedies that the non-breaching party may have at law or otherwise with respect to such a breach, the non-breaching party will have the right to obtain specific performance, injunction or other appropriate equitable relief.

12.4	Notice. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery services, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party to the other in accordance with this Section. Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this Section.

Transmeta:	Toshiba:

David R. Ditzel	[* * *]
[* * *]	[* * *]
[* * *]
Semiconductor Company
3990 Freedom Circle,	Toshiba Corporation
Santa Clara, CA 95054,	1-1, Shibaura 1-Chome, Minato-Ku, Tokyo 105-
U.S.A.	8001, Japan

With a copy to:	With a copy to:

John O’Hara Horsley	[* * *]
[* * *]	[* * *]
12.5	Compliance with Law; Export Controls. Each party will comply with all laws and regulations applicable to such party’s performance of this Agreement. Without limiting the generality of the foregoing, each party will comply fully with all relevant export laws and regulations of the United States and Japan and all other countries having competent jurisdiction (“Export Laws”) to ensure that neither the Transmeta Technology, Transmeta Technology Deliverables nor any direct product thereof or technical data related thereto is: (i) exported or re-exported directly or indirectly in violation of Export Laws; or (ii) used for any purposes prohibited by the Export Laws, including, but not limited to, nuclear, chemical, or biological weapons proliferation.

12.6	Waiver. No failure by either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights, and no waiver of a breach in a particular situation will be held to be a waiver of any other or subsequent breach.

12.7	Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent possible, and the other provisions of this Agreement will remain in force.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	16

12.8	Non-Exclusive Remedy. Except as otherwise set forth in this Agreement, the exercise by either party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

12.9	Force Majeure. Neither party will be liable to the other party for any delay or failure in its performance of this Agreement to the extent that such delay or failure is due to causes beyond it’s reasonable control, including, but not limited to, acts of God, fires, earthquake, explosions, labor disputes, war, terrorism, riots, inability to obtain energy or supplies, provided, that the non-performing party promptly furnishes notice to the other party, uses its reasonably efforts to correct such failure or delay in its performance, and resumes performance as soon as practicable.

12.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties expressly disclaim the application of the U.N. Convention on Contracts for the International Sale of Goods.

12.11	Entire Agreement. This Agreement, including its exhibits, constitutes the complete and exclusive understanding and agreement between the parties relating to the subject matter hereof and supersedes all contemporaneous and prior understandings, agreements and communications (both written and oral) relating to its subject matter. No modifications, alterations or amendments will be effective unless in writing signed by duly authorized representatives of both parties.

12.12	Publicity. Except as required by applicable law, neither party will individually make or issue any press release or public statement related to this Agreement or any of the rights or obligations undertaken by either party hereunder unless agreed otherwise in writing by both parties prior to the issuance of any such press release or public statement, provided that if a party is required by applicable law to make or issue any press release or statement, such party shall immediately notify the other party and both parties shall discuss in good faith the contents and timing thereof.

12.13	Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.14	Negotiations. The parties will attempt to resolve all disputes, claims, or controversies arising under or related to this Agreement or its subject matter or any right or obligation created by this Agreement (“Dispute”) through good faith negotiations conducted by the representatives of the parties. The party asserting the Dispute will give prompt notice to the other party describing the Dispute in reasonable detail (“Dispute Notice”).

12.15	Arbitration. If the parties are unable to resolve a Dispute through good faith negotiations conducted in accordance with the provisions of Section 12.14 above, then, the Dispute will be resolved by binding arbitration conducted (i) in Santa Clara County, California by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect if Transmeta is the defendant, and (ii) in Tokyo, Japan by the Japan Commercial Arbitration Association in accordance with its Commercial

Toshiba / Transmeta LongRun2 Agreement	17

Arbitration Rules then in effect if Toshiba is the defendant. The arbitration will be conducted in the English language. The number of arbitrators shall be three (3) and they shall be appointed in accordance with the applicable rules. The award rendered by the arbitrators will be final, binding and non-appealable. Judgment upon such award may be entered in any court of competent jurisdiction. All costs incurred in conducting the arbitration (other than fees of counsel) will be shared equally by the parties.

12.16	Reservation of Rights. Notwithstanding the foregoing provision of Section 12.15, each party reserves the right to seek injunctive or other equitable relief in a court of competent jurisdiction with respect to any Dispute related to the actual or threatened infringement, misappropriation or violation of a party’s Intellectual Property Rights or breach of Section 2 hereof.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

TRANSMETA CORPORATION:		TOSHIBA CORPORATION:

By:	/s/ Arthur L. Swift	By:	/s/ Masashi Muromachi

Name: Arthur Swift		Name: Masashi Muromachi

Title: President and CEO		Title: President and CEO, Semiconductor Company

Date: February 22, 2006		Date: February 22, 2006

Toshiba / Transmeta LongRun2 Agreement	18

EXHIBIT A
Transmeta Technology and Transmeta Technology Deliverables
The following documents and intellectual property will be delivered substantially in the form described below, although the exact titles and contents may change. The specific titles and bulleted descriptions are meant to be indicative of the content of each document.
Document 1: Transmeta LongRun Power Management Overview
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	19

Document 2: Transmeta LongRun2 Product Engineering
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	20

Document 3: Transmeta LongRun Circuit Design Guide
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	21

Document 4: Transmeta LongRun2 Power Management Technology Overview
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	22

Document 5: Transmeta LongRun2 [* * *] Design Guide
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	23

Document 6: Transmeta LongRun2 Circuit Design Guide
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	24

Document 7: Transmeta [* * *] Methodology
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	25

Document 8: Transmeta LongRun2 Transistor Optimization Recommendations
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	26

Document 9: Transmeta Device [* * *] Design Guide
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	27

Document 10: Transmeta LongRun2 Technology Evaluation Test Structures
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	28

Document 11: Transmeta LongRun2 Advanced [* * *]
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	29

Document 12: Transmeta [* * *]
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	30

Document 13: Transmeta LongRun2 [* * *]
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	31

Document 14: Layout Considerations for [* * *] From LongRun2
[* * *]
15. Transmeta’s Presentation Materials
•	Instructional text, PowerPoint slides and other presentation materials used in connection with the training classes.

•	Transmeta’s disclosure of Proprietary Information pursuant to that certain Mutual Non-Disclosure Agreement between Transmeta and Toshiba, dated [* * *].

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	32

EXHIBIT B
Transmeta Specific Technology
Document 1: Transmeta LongRun Power Management Overview
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	33

Document 2: Transmeta LongRun2 Product Engineering
Document 3: Transmeta LongRun Circuit Design Guide

Toshiba / Transmeta LongRun2 Agreement	34

Document 4: Transmeta LongRun2 Power Management Technology Overview
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	35

Document 5: Transmeta LongRun2 [* * *] Design Guide
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	36

Document 6: Transmeta LongRun2 Circuit Design Guide
     [* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	37

Document 7: Transmeta LongRun2 [* * *] Methodology
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	38

Document 8: Transmeta LongRun2 Transistor Optimization Recommendations

Toshiba / Transmeta LongRun2 Agreement	39

Document 9: Transmeta Device [* * *] Design Guide

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	40

Document 10: Transmeta LongRun2 Technology Evaluation Test Structures
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	41

Document 11: Transmeta LongRun2 Advanced [* * *]
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	42

Document 12: Transmeta [* * *]
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	43

Document 13: Transmeta LongRun2 [* * *]
[* * *]

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	44

Document 14: Layout Considerations for [* * *] From LongRun2
15. Transmeta’s Presentation Materials
•	Instructional text, PowerPoint slides and other presentation materials used in connection with the training classes.

•	Transmeta’s disclosure of Proprietary Information pursuant to that certain Mutual Non-Disclosure Agreement between Transmeta and Toshiba, dated [* * *].

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	45

EXHIBIT C
Maintenance Services and Fees
This exhibit describes the Maintenance Services that Transmeta will provide to Toshiba pursuant to Section 3.2.
Maintenance Services. Maintenance services to:
(a) evaluate, modify or correct any errors reported by Toshiba to Transmeta, and
(b) correct or update documentation and/or tangible material, provide bug fixes, or otherwise maintain the Transmeta Technology, not to exceed [* * *] per calendar quarter.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	46

EXHIBIT D
Technical Support Services and Fees
This exhibit describes the Technical Support Services that Transmeta will provide to Toshiba pursuant to Section 3.1 and 3.7, starting with the Effective Date of this Agreement.
1. Transmeta Technology Transfer Training
Transmeta will hold training classes for Toshiba no later than [* * *] in accordance with the schedule to be mutually agreed between the parties. Toshiba shall decide the topic area of the Training classes among the items listed in Exhibit A. Training classes will take no more than [* * *]. Upon the completion of the training classes, and Toshiba’s receipt of all of the Transmeta Technology Deliverables specified in Exhibit A, the parties will execute Exhibit F (Memorandum of Acceptance) and exchange copies of this document.
2. Technical Support Services.
Transmeta will provide a team of approximately [* * *] “full time equivalent” (FTE) engineers experienced with LongRun2 to assist Toshiba with developing the semiconductor process, test chips, and implementation of LongRun2 in specific chip designs. The engineering personnel requirements indicated under “Project Description”, the [* * *] indicated under “Estimated [* * *]” for each such project, and the [* * *] fee indicated under “Fee [* * *]” are provided for estimating purposes only and are not binding on Transmeta or Toshiba and do not affect the quarterly Technical Support Service fee payable by Toshiba, as specified below. Billing is on a time and materials basis, and not subject to specific deliverables.

Project		Estimated	Fee
Description	FTE	[* * *]	[* * *]	Total

1. Consulting on [* * *]	[* * *]	[* * *]	[* * *]	[* * *]

2. Circuit development for [* * *]	[* * *]	[* * *]	[* * *]	[* * *]

3. [* * *] design and implementation	[* * *]	[* * *]	[* * *]	[* * *]

4. Consulting on [* * *]	[* * *]	[* * *]	[* * *]	[* * *]

Total	[* * *]	[* * *]	[* * *]	[* * *]
3. Technical Support Services Fee. The fee for Technical Support Services shall be [* * *] per calendar quarter, not to exceed [* * *] per calendar quarter. Such fee will be due and payable [* * *]. The first quarterly fee will prorated from the execution date of the Agreement. Reasonable expenses incurred in the performance of these services will also be added to these fees. Any capital expenses (e.g., CAD tools) must be approved in advance by Toshiba. Toshiba intends to

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	47

sustain this level of support for a minimum of [* * *] from the Effective Date, and to give Transmeta at least [* * *] notice before any reduction in the level of support that Toshiba will require from Transmeta.

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	48

EXHIBIT E
Royalties
     For any LongRun2 Product manufactured by or for Toshiba, Toshiba will pay Transmeta royalties calculated in accordance with the royalty schedule set forth below.

Cumulative wafers	Royalty for 8” wafers	Royalty for 12” or other size wafers
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
Note to Royalty Schedule
1. The royalty will be calculated [* * *].

* * *	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidential request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Toshiba / Transmeta LongRun2 Agreement	49

EXHIBIT F
MEMORANDUM OF ACCEPTANCE
For the sole purpose of confirming their respective achievements to date pursuant to their LongRun2 Technology License Agreement dated                     , 2006 (the “Agreement”), Transmeta Corporation (“Transmeta”) and Toshiba Corporation (“Toshiba”) hereby confirm the following matters, as of (date)                                         (the “Acceptance Date”):
     1. Transmeta acknowledges that, as of the Acceptance Date, Toshiba has timely paid and Transmeta has received a payment of                                         , as the first installment of Technology Transfer Services Fees described in Exhibit D of this Agreement.
     2. Toshiba acknowledges that, as of the Acceptance Date, Toshiba has received and accepted and Transmeta has delivered and discharged all duties regarding the delivery of the Transmeta Technology Deliverables in accordance with Section 3.1 of the Agreement.
     3. Transmeta and Toshiba both hereby reaffirm the Agreement and stipulate that none of the recitals in this memorandum is intended to modify, add to, or eliminate any provision of the Agreement.

TRANSMETA CORPORATION:	TOSHIBA CORPORATION:

By:	By:

Name:	Name:

Title:	Title:

Toshiba / Transmeta LongRun2 Agreement	50

EXHIBIT G
Identified Personnel for Receipt of Transmeta Technology

Toshiba / Transmeta LongRun2 Agreement	51